Exhibit 99.1

JoS. A. Bank Clothiers Announces Its Black Friday Doorbusters

HAMPSTEAD, Md.--(BUSINESS WIRE)--November 23, 2009--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces its plan for this year’s Black Friday Doorbusters. The annual Black Friday Doorbuster event will be held for seven hours only on Friday, November 27 from 6:00 a.m. to 1:00 p.m. in its more than 450 full-line stores nationwide. In addition, the items will be offered online at www.josbank.com beginning at 12:00 a.m. on Thanksgiving Day and running through Black Friday at 1:00 p.m.

The JoS. A. Bank Black Friday Doorbuster event will feature the following select items all priced to offer tremendous savings for this limited time.

1. Executive Camel Hair Men’s Blazers, Regular $395 --- Sale $99
2. Executive Cashmere Sweaters $275 --- Sale $69
3. Executive Wool/Cashmere Men’s Suits, Regular $550 --- Sale $129
4. Merino Wool Topcoats, Regular $395 --- Sale $99
5. Solid and Patterned Cashmere Scarves, Regular $120 and $130 --- Sale $29
6. Executive Sportshirts, Regular $59.50 --- Sale $19.99

“Every year on the day after Thanksgiving we offer several select items priced at a tremendous value to our customers,” stated R. Neal Black, President and CEO of JoS. A. Bank Clothiers. “This year, in addition to repeating some of the same offerings we’ve done in the past on popular luxury items such as cashmere sweaters and scarves, we have added several other offerings, such as camel hair blazers and merino wool topcoats which we feel will also provide excellent value to our customers. We have announced these items and prices early to allow our customers to plan their shopping day on the Friday after Thanksgiving,” continued Mr. Black.

The exclusive Jos. A. Bank products have the following extensive details:

Executive Camel Hair Men’s Blazers
Center vent and natural shoulders
Fully lined.
Available in 2 or 3 button
8 colors

Executive Cashmere Sweaters
100% pure cashmere
Softest 2-ply
Fully fashioned shoulders
Ribbed cuffs and banded bottoms
V-neck style in 11 colors

Executive Wool/Cashmere Men’s Suits
Soft shoulders, fully lined
2 or 3 button center vent jacket
Pleated front trouser
6 Colors/Patterns

Merino Wool Topcoats
Single-breasted front
Side-entry pockets and center vent
Full or three-quarter length
7 Colors

Solid and Patterned Cashmere Scarves
100% pure cashmere
Ultimate in luxury and warmth
7 Solid colors and 6 patterns

Executive Sportshirts
Casual patterns tailored in two-ply cotton
Single-needle construction with split-back yoke
9 Colors

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 473 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com